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                                                                    Exhibit 99.2

[LOGO]
EQUIPMENT GROUP

Global Power Equipment Group Inc.
First Quarter, 2003 Earnings Conference Call Script
April 29, 2003

OPERATOR:
Please stand by. Your meeting is about to begin. Please be advice that this conference call is being recorded. Good morning everyone and welcome to the Global Power Equipment First Quarter 2003 Earnings Conference Call for April 29, 2003. Your host for today's conference call will be Bob ZWERNEMAN Mr. ZWERNEMAN please go ahead sir.

BOB ZWERNEMAN:
Thank you Debra. I would like to welcome you to Global Power Equipment Groups First Quarter 2003 Earnings Conference Call. Joining me on today's call is Mr. Larry Edwards, Global Power Equipment Group's CEO, and Mike Hackner, our CFO. I assume everyone has received a copy of our earnings release from yesterday, however, in the event you have not, please contact Ms. Susan Stone at 918-488-0828 and she will either faxed or e-mail a copy of that report to you. You can also visit our website at www.globalpower.com to find a copy of our release on our home page.

There is also a link of the presentation of select information on that home page which we will be sharing with everyone this morning. Before I turn the call over to Larry to discuss our results, I must inform everyone that during this call, we will be making forward-looking statements relating to results of operations, benefits to certain initiatives, outlooks for the markets we serve and certain aspect of our sales strategy. Such statements are made based on management's beliefs as well assumptions made by any information currently available to management pursuing for Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

While these statements reflect our best judgment, they are subject to risks and uncertainties that could cause a changing focus in directions. Discussion of certain risk factors that may cause our actual results to differ from these forward-looking statements can be found in Global Power Equipment Groups form 10-K for the period ended December 28, 2002. We will also make references to non-GAAP, financial information such as EBITDA, which was included in yesterday's press release. This information is explained in detail in that press release and I would encourage everyone to read our explanation of EBITDA as well as the table we provided showing a reconciliation of that figure. With that I will now turn the call over to Larry Edwards.

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LARRY EDWARDS:
Good morning everyone, thank you for participating in our call. Before Mike covers the financial details, I'd like to provide an update on our marketplace and business. As you might expect we'll talk about China first as that has been our major focus in the past few quarters and one where we're achieving some success. Last month we were awarded an order for the inlet air filters and the inlet duct systems for thirteen large frame turbines. For these turbines we are also in a good competitive position to win additional components in our auxiliary power equipment segment. On the HRSG side of our business, the boiler side of our business, we have just finalized the terms and conditions for two HRSG units for a new power plant near Shanghai. Decisions regarding eleven additional HRSG's should be announced soon. With the remaining ten units in the first parcel of 23 turbines we are of course bidding equipment in both segments of our business.

We expect to see buying decisions made by midyear. Thus far we have received over $25m in awards from China. To briefly comment on the SARS outbreak, like everyone else, we're watching the situation carefully and taking precautions to protect our employees. In fact, we've limited travel to China, however, we have both locals and employees from the United States continuing to be actively involved in sales and technical advisory assignments in our manufacturing partners plants in China. Outside of China in the United States we've booked a significant order for three HRSG's for GE frame 7F units in the first quarter. Our customer is a multinational energy and petrochemical producer. This is the project we discussed on a previous earnings call. In this instance the customer wanted to generate power on site and did not want to rely totally on the local utility or a merchant power producer for their electrical power supply. While this type of development is encouraging and we hope to see more of it, the overall activity in the U.S. for new power plants is minimal.

We also had a number of retrofit orders as well by U.S. customers, particularly in our auxiliary power equipment segment during the quarter. However, as power generation assets continued to change hands throughout the sector retrofit work for longer cycle items such as boiler tube replacements on HRSGs has been pushed out. We are hopeful this could lead to some pent-up retrofit work six to twelve months from now.

Before going outside to the U.S. let me talk about our specialty boiler work and the changes we are seeing. Roughly 10% of our first quarter bookings were in our specially boiler business, which is down 80% from a year ago. The decline is traceable to a drop off in U.S. orders for selective catalytic reduction or SCR units for emission control, mostly for single cycle units in the 45 to 50 mega watt range. Very few single cycle plants are going as speakers today, given the investment climate. That said we do believe the SCR business will improve gradually, not necessarily for new peaking units but for equipment upgrade in environmentally sensitive areas for local environment regulations will mandate new or more efficient SCR systems. Elsewhere, and as we stated in our earnings press release yesterday, we're seeing some strengthening in bid activity, particularly in the Middle East and Northern Africa. Saudi Arabia is also working on a number of upgrade and retrofit projects as well as some new power plants.

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Our bid activity in Saudi Arabia is almost at a new high and local partner in the Kingdom is a tremendous asset for us. Egypt has a new 750-mega watt plan in development that has attracted interest from all the major gas turbine OEMs and there are new projects in the Emirates, Oman, Qatar and Kuwait. In these countries, the scope of projects runs from co-generation to LNG to desalination to fully integrated power plants. And obviously, there should be a significant potential for us in Iraq once rebuilding begins in earnest.

Regarding Iraq, prior to 1991, Iraq had roughly 9,000 megawatts of installed electrical generation capacity. Just three months ago, before the war, the capacity was reported to be down to less than 4,000 megawatts. With the goal of restoring Iraqi crude production to 2.5 million barrels per day along with new refineries and other infrastructure improvements in the rebuilding effort, Iraq's power sector will need to substantially increase output.

As most of you know, Bechtel has been selected to lead the recent construction efforts for the various infrastructure needs including electrical power systems. We are optimistic since we've worked extensively with Bechtel in the past on power projects and believe American sub-contractors and vendors should have an advantage in winning work for Iraq.

In other parts of the world, we've enjoyed recent success with orders from Australia, Italy and Brazil. Elsewhere, we're pursuing new business, in Indonesia, Taiwan and other parts of South East Asia. Fortunately we continue to see strengthening in international markets for our products.

With this, I'll turn the call over to Mike to discuss our financial development.

MICHAEL HACKNER:
Thank you. Good morning everyone. If you would please turn to slide number four, we will look at some of the highlights from the income statement. As you were able to see from yesterday's press release, we reported earnings of $6.9 million or 15 cents per diluted share versus $15.2m or 33 cents per share last year. Revenues for the most recent quarter came in $77 million, down 62% from the $203.5 million we reported in the same period last year. Our margins remained exceptionally strong at 27.5% for the same factors I discussed a couple of months ago during our fourth quarter earnings call. I'll talk more about that in a few moments. Our EBITDA of $12.7m yielded a very healthy 16.4% EBITDA margin for the first quarter compared to 13.3% a year before.

Turning to slide number five, you can see our historical gross margins on a quarterly basis for the past four years and for the first quarter of this year. The gross margin for the most recent quarter averaged 27.5%, which was higher than our guidance and our historical average. Margins remained abnormally high due to the same items that I mentioned on our last call including our segment mix, our avoidance of estimated cost for in field repair work and our continued ability to shift manufacturing capacity to lower

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cost sources. As in the fourth quarter we closed out some jobs that were booked in stronger market conditions and were estimated in many cases using domestic manufacturing. Shifting that production offshore reduced our actual cost well below the estimates and kept our margins strong. This effect should essentially disappear by the end of the current quarter. For the current quarter we estimate roughly a 21 to 22% margin and still estimate that our gross margins will trend downward to the mid 18's to low19's as we move into the second half. We have excellent visibility on the jobs in process the margins on those jobs and the timing of revenues. All of these factors are included in our reaffirmed guidance of 30 to 40 cents for full year 2003 earnings per share as well as our second quarter guidance, which we established and provided in yesterday's press release.

Turning to slide number six, you can see our quarterly revenue results on a segment and a geographic basis. During the first quarter our heat recovery segment declined nearly 70%. Our U.S revenues also decline 70%. The United States represented 69% of our first quarter revenues down from 87% in the first quarter of 2001. In fact, the decline in U.S revenues accounted for 98% of the year-to-year decline in quarterly revenues of $126.5 million. Other markets were generally flat overall.

As we indicated in yesterday's press release, during the first quarter 81% of our bookings originated from projects inside the United States, higher than the trend and probably higher than what we'll see for several quarters moving forward. As I stated several times before, our business is lumpy and individual projects can represent large swings in booking trends, revenues, margins and cash flow. I'll speak to this last point in a few moments. With that please turn to slide number seven and we will review our firm backlog.

As Larry stated our first quarter bookings, were slightly under $60 million, against revenues of approximately $77 million, resulting in a $17 million drop in our backlog from the end of `02. This is the smallest quarter-to-quarter decline in the past 18 months. We ended the quarter with $258m in backlog. We currently estimate that our backlog at the end of the second quarter, will be between $225m and $250m, based on our firm bookings to date, our sales pipeline, preliminary customer indications and what we expect to convert into revenue.

Some of the additional orders for China that Larry spoke about should be booked this quarter, roughly $20 million or so. We estimate between 70% to 80% of the $258 million in backlog will be recognized as revenue, during the last three quarters of this year.

As always, we also expect some short cycle jobs, will flow through backlog in the balance of the year and contribute to revenue. We've been asked by some people, to provide a longer term outlook for the direction of our backlog, we would like to do that. However, given our current sales pipeline, which includes some very large potential orders, coupled with the overall uptick in recent bid inquires, we are not in a position to accurately estimate the future level of our backlog beyond the second quarter figure I just provided.

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Turning to slide number eight, which is our abbreviated cash flow slide, you can see that we ended the quarter with $58m in cash which, at the end of last year is nearly equal to our debt of $60 million. We had some significant changes in line items on the balance sheet this quarter, most notably the shift within working capital components, from cost in excess of billings into accounts receivable as well a significant decline in our billings and excess of costs. These changes are included in the third line on this slide, noting a negative $13.6 million. Billings for one contract with a large customer, created most of the line item change during the first quarter. We expect to collect in excess of $30m from this same customer during the current quarter and, all things held constant, we should have approximately $75m to $80m of cash on hand at mid-year. However we're evaluating several options, could affect the overall cash balance. First we are examining the prospect of accelerating some debt repayments, to provide us greater flexibility with our banks. As I stated two months ago, our next schedule principal payment of slightly over $5 million is not due until the end of September this year, but we always have the option of prepaying that debt. Secondly considering the continuing depressed state of the power generation market and the overall below normal development prospects, holding, above average cash balances maybe warranted and prove prudent. Lastly we will continue to examine select acquisitions that we believe could improve shareholder value.

Turning to slide umber 9, you'll see that our debt to cap ratio at the end of the first quarter decreased slightly to 30.4%, and on a net basis stood at 1.5%. We continue to believe our financial condition is very strong and that we have managed our cash to provide greater flexibility in this difficult market. We continue to focus on lowering our fixed costs wherever possible, as we balance our overall organization requirements to market conditions. Based on the market overview Larry provided, our estimate of customer awards and our firm backlog and manufacturing schedule, I believe the guidance we have provided is very achievable.

With that Operator let's open up the lines for questions.

OPERATOR:
We will now begin the question and answer session, to place yourself into the question queue please press star 1 on your touch tone telephone, if you're using a speaker phone, please pick up your handset and press star 1 at that time.

LARRY EDWARDS:
Go ahead.

OPERATOR:
Our first question comes from John McGinty.

JOHN MCGINTY:
Good morning.

LARRY EDWARDS:
Morning John.

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MICHAEL HACKNER:
Morning.

JOHN MCGINTY:
The order, I just want to make sure I understand, the - - was it the orders, the backlog or the sales, that were 80% U.S. in the first quarter? Was it - - I mean were you talking about booking.

LARRY EDWARDS:
The orders booked.

JOHN MCGINTY:
So in other words, of the roughly $60m, $12m or so was outside the United
States?

LARRY EDWARDS:
Yes.

JOHN MCGINTY:
Okay, I want to put into perspective or wondered if you all could put it into perspective for me, the - - you know. The two HRSGs - -you know you've gotten the filters and the auxiliary equipment in China, you've got the two HRSGs that you got terms and conditions agreed to, in other words you haven't quite finalized it but obviously that will be coming. You've got the eleven additional ones that are under review plus the, you know, the ten that are out there. Could you give us some idea of the order of magnitude of - - if you just were to book those HRSGs and you know, for the 23, what size business we're talking about there?

LARRY EDWARDS:
Well John, these HRSGs are - - they're probably roughly in the $8 to $10 million per unit size.

JOHN MCGINTY:
Okay. And, so we're - - and are they all likely, I mean just in terms of the timing, are they an '03 event or do some of them go, you know, slide into next year in terms of your bookings?

LARRY EDWARDS:
Well the 11 - - the potential for the 11 is an '03 event, and the other ones are probably - - they could even be `03, the latter part of `03 but maybe even first quarter '04.

JOHN MCGINTY:
Okay, so we're talking about $100m more in bookings just from those projects in '03 in China alone?

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LARRY EDWARDS:
Potential.

JOHN MCGINTY:
Potential. And you talked about what you were looking at in the Middle East, you know, Saudi and all of the other places you were talking about work as diverse as Australia, Italy, Brazil, you know. Can you give us some idea, you know, you don't want to talk about the orders or backlog going forward, but can you give us some idea of the business that you are pursuing, that has the potential to book in 2003 - - has a high potential, I don't know how you define that, you know, 2/3rds probability of booking in `03 - - are we looking at $200m or $250m or $300m, I'm just trying to get some order of magnitude as to whether or not how, you know, orders, if I read correctly your orders in the second quarter if you backlog is going to be 225 to 250 and your sales are going to be 50 then the orders you are looking at are something like 40 to $60m again? And I'm just wondering when we step up off of that level?

MICHAEL HACKNER:
John as always your math, you know the human calculator you got. I know that one of the things that we were talking about in our own company is that ---your estimates are probably in the right range in terms of the overall opportunity for it. Timing is the issue today for a number of these projects. I think Larry can comment more about that.

LARRY EDWARDS:
You are probably in the right range it's a matter of whether those are `03 or `04. I mean they straddle the year, as you know many times.

JOHN MCGINTY:
Right

MICHAEL HACKNER:
Also some of the projects that we are chasing in the Middle East are very, very large and for competitive reasons we are trying to not provide numbers. Or even specific numbers down to the country level.

JOHN MCGINTY:
I know but I mean when you are talking about things very large in the Middle East and these major projects, those things are elusive and they tend to slip and everything else. I'm trying to understand what you are likely to book. If you're going to book 50 to 60 --- your math says you book $50 to $60 million in the second quarter. I'm trying to understand whether or not the second half continues at that rate or jumps up to substantially --- you know are we talking about jumping up to a $100m a quarter in the second half?

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LARRY EDWARDS:
I think that's why Mike actually said that you know, that's why we are not providing a sort of an indication of what our backlog would be at year end. There are so many large projects, that it could swing either way at this point.

JOHN MCGINTY:
I understand but you look at those projects probabilistically, everyone does. That's just the way it's done. And what I'm trying to understand is if you look probabilistically do we see a meaningful up tick? Or is it still kind of too much up in the air?

LARRY EDWARDS:
I think its pretty much up in the air. There's all things going on like SARS causing some delays and the Iraq situation is causing other types of delays. You know that's why we backed off you know guiding toward the backlog at year-end. We feel the orders out --- the potential orders out there should sustain a pretty good flow but we don't know the timing of those, especially with several large ones in the book of quotations.

JOHN MCGINTY:
If the business simply remains where it is because of timing and everything else. You've talked about your gross margin slipping from incredibly wonderful levels down to 18.5, 19% in the second half. If you know --- if our revenues continue to run at this 60 to $70m level but we are 65, $75m level, can you sustain the 18.5, 19% margin on that? I mean in other words lets say the uncertainties continues so we just stay here, you know what I mean? Can your margin - can everything you've done sustain the margins at that 18.5, 19% level, with that level of sales?

LARRY EDWARDS:
Yes John we are confident we can.

JOHN MCGINTY:
Okay, thank you very much. I'll get back in the queue.

LARRY EDWARDS:
Thanks. Next question please?

OPERATOR:
Thank you, the next question comes from Alina Cellura.

ALINA CELLURA:
Hi it's Alina Cellura from Smith Barney.

LARRY EDWARDS:
Good morning Alina.

ALINA CELLURA:

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How are you? Just curious were there any cancellation or de-bookings in the first quarter?

LARRY EDWARDS:
Nominal cancellations, couple schedule changes and things like that. But nothing worth noting.

ALINA CELLURA:
Okay, and then actually I was reading an article in the journal yesterday that GE is going to be liable for significant amount of asbestos that was in quotes "around their turbines." I'm just curious if you have any asbestos liability related to that?

LARRY EDWARDS:
We have nothing to do with those. Those are - they were speaking about insulation blankets.

ALINA CELLURA:
Right.

LARRY EDWARDS:
That actually wrap around the turbine.

ALINA CELLURA:
Okay but you are not - it's nothing that you have put in.

LARRY EDWARDS:
No, nothing that we are involved in.

ALINA CELLURA:
Okay and so the other question I had was you are going to be probably hanging that $5.4m of debt that's due, sooner, is that what I'm understanding?

MIKE HACKNER:
That's one of the things we are looking at right now. You know as I mentioned it may be wise to prepay some debt or you know, hold on to the cash because of the uncertain market conditions.

ALINA CELLURA:
Okay and what's the blended cost of debt right now?

MIKE HACKNER:
We are under 3%.

ALINA CELLURA:
Okay, thank you.

LARRY EDWARDS:

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Thank you.

OPERATOR:
Thank you, we have Stephen Metcalf, go ahead.

STEPHEN METCALF:
Good morning guys.

LARRY EDWARDS:
Good morning Steve.

STEPHEN METCALF:
A quick question on the revenue, I think previous guidance was for $65 million for the first quarter. Was that some - was the $77 million pulled forward from the second quarter or what accounts for that kind of jump there?

MIKE HACKNER:
I think a little bit of it was pulled forward. Some of it was just, you know, regular scheduling of projects that we missed a little bit in our estimates.

STEPHEN METCALF:
Alright and as far as the selling in administrative expense line, I think I was looking for it to be a little bit lower. I think under the last quarter G&A was said could be around, you know, $5m with selling cost around 3.2 or you know something more in that range. So what would account for a kind of higher SG&A expenses?

MIKE HACKNER:
We had some broken deal fees and cost related to some acquisitions we looked at in the later part of last year and early part of this year.

STEPHEN METCALF:
Okay so some of it was spilled over cause I knew you had in the fourth quarter and none of that was spilling over this quarter.

MIKE HACKNER:
Right.

STEPHEN METCALF:
Alright and I think that's it for me. I appreciate it.

LARRY EDWARDS:
Okay thanks Stephen. Do we have any other questions Debra.

OPERATOR:
Thank you if there are any other questions please press star 1 on your touch tone telephone.

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LARRY EDWARDS:
Well if there - I'm sorry- yes.

OPERATOR:
You have question from Marty Malloy.

MARTY MALLOY:
Good morning.

LARRY EDWARDS:
Good morning Marty.

MARTY MALLOY:
Congratulations on the quarter. I was wondering if you might be able to tell us a little bit more about what you are seeing on the acquisitions side in terms of possible industries that you are looking at?

LARRY EDWARDS:
Marty this is Larry, as we said in the past we are not really spending much time looking on the, you know the equipment side of the business. As far as adding additional equipment components we still are looking at select opportunities on the service side of the business as we have mentioned in the past. Not really on the equipment side but hopefully more on the service retrofit maintenance type of businesses.

MARTY MALLOY:
Thank you.

LARRY EDWARDS:
Thank you.

OPERATOR:
Thank you, we have no further questions at this time.

BOB ZWERNEMAN:
Alright well as always if you have any follow up questions there is either myself or Mike or Larry. We are always willing to talk to our shareholders. And with that we hope every one has a good day. Thank you.

OPERATOR:
This concludes today's call. Please disconnect your lines and have a wonderful day.